                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12

                             CNA Surety Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 21, 2002
                             ---------------------

To: The Shareholders of CNA Surety Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, IL 60685, on Tuesday, May 21, 2002, at 9:00 a.m. CDT, for the following purposes:

     1. To elect nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 25, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          ENID TANENHAUS
                                          Secretary
March 25, 2002
Chicago, Illinois

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware corporation (the "Company"), on or about March 25, 2002, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("the Annual Meeting") of the Company to be held at the Company's business offices located at CNA Plaza, 13-South, 333 S. Wabash, Chicago, Illinois 60685, at 9:00 A.M. CDT, on Tuesday, May 21, 2002, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Enid Tanenhaus, Secretary of the Company, in Chicago at (312) 822-3895.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) The election of nine directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii) The ratification of the Board's appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 2002; and

     (iii) The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is March 25, 2002.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity. The Company will arrange for brokerage houses, nominees and other custodians holding common stock of the Company of record to forward proxy-soliciting material to the beneficial owners of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them.

                              2001 ANNUAL REPORTS

     Shareholders are concurrently being furnished with a copy of the Company's 2001 Annual Report to Shareholders, which contains its audited financial statements for the year ended December 31, 2001. Additional copies of the Company's Annual Report and Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (the "SEC"), may be obtained by contacting Ruth Jantz, representative of the Company, at CNA Plaza, Chicago, Illinois 60685, (312) 822-5326, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 25, 2002 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date 42,873,632 shares of the Company's Common Stock, $.01 par value, per share, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for ratification of Deloitte & Touche LLP as the Company's Independent Auditors for fiscal year 2002; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, as to the materials specifically proposed herein, broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. A proxy is revocable at any time prior to its exercise by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing prior to the Annual Meeting or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                       ELECTION OF DIRECTORS (PROPOSAL I)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting nine directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. In accordance with the Company's by-laws, the Board has set the number of directors constituting the entire Board at nine directors; however, the Company's by-laws provide that the Board has the authority to increase the size of the Board and to elect directors to fill any vacancies created by such increase. Following the Annual Meeting, if the Board is able to identify and agree upon additional qualified candidates who will contribute to the Board and the Company, the Board membership could be increased. Management's nominees for the nine director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

                                 Giorgio Balzer
                                Philip H. Britt
                               Robert V. Deutsch
                                 Edward Dunlop
                                  Melvin Gray
                                 Roy E. Posner
                               Adrian M. Tocklin
                                Mark C. Vonnahme
                                Peter W. Wilson

All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Registrant."

     At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company's Common Stock having the power to vote present in person or represented by proxy shall elect the directors. It is the present intention of John S. Heneghan and Enid Tanenhaus, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the election of the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the Management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

             DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT(1)

     The following sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, a nominee for director, or an executive officer of the Company.

     GIORGIO BALZER, age 62; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer, Business Men's Assurance Company of America since 1990; U.S. representative for Assicurazioni Generali, S.p.A.; Director of Commerce Bancshares, Inc.; Chairman of Worldwide Assistance Services, Inc., Washington, DC; director of Transocean Holding Corp., a Generali financial company in the US; and until December of 2000, Mr. Balzer was a director of Jones and Babson. He is no longer an active director of Jones & Babson.

     PHILIP H. BRITT, age 55; Director of the Company since March 3, 1998. Retired. Senior Vice President, Insurance Industry Division of Bank One, NA (formerly First Chicago NBD) from April 1988 through February 2002; various other positions with First Chicago NBD and its predecessor from 1982 through April 1988. Bank One, NA participates as a lender in the Company's unsecured revolving credit facility. Member of the Association of Insurance and Financial Analysts.

     ROBERT V. DEUTSCH, age 42; Director of the Company since August 14, 2001. Executive Vice President and Chief Financial Officer for Chicago-based CNA Financial Corporation ("CNAF") since September 1999. Executive Vice President, Chief Financial Officer and Chief Actuary for Executive Risk Inc. (ERI) from June 1987 to August 1999.

     EDWARD DUNLOP, age 61; Retired. Director of the Company since November 17, 1998. Senior Vice President of The Chubb Corp. and Executive Vice President of Chubb & Son, Inc., from 1993 until retirement at the end of 1997.

     MELVIN GRAY, age 69; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer since 1982 and various other positions of the Graycor, Inc. Companies since 1962. Member of Board of Advisors of the Construction Industry Institute.

---------------

(1) Based upon a reevaluation of the policy-making roles of and responsibilities of certain Company employees, the Company's Board of Directors determined that only the officers listed below actually perform policy-making functions. Accordingly, as a result of this and the retirement of Mr. Pate, the number of executive officers has declined to six (compared to the ten reported in the Company's Proxy Statement for its annual meeting last year).

     ROY E. POSNER, age 68; Retired. Director of the Company since September 30, 1997. Chief Financial Officer and Senior Vice President of Loews Corporation, the parent corporation of CNAF, from 1973 until February 1997.

     ADRIAN M. TOCKLIN, age 50; Director since September 30, 1997 and Chairman of the Board from September 30, 1997, until March 3, 1998. President and Chief Executive Officer of Tocklin & Associates from January 1999 to present. President, CNA Diversified Operations from May 1995 until April 1998. President and Chief Operating Officer of Continental Insurance Company and its property and casualty affiliates ("CIC") and all of its insurance subsidiaries from June 1994 until May 1995; Executive Vice President of Continental Insurance Company from September 1992 until June 1994; various other positions with CIC since December 1974.

     MARK C. VONNAHME, age 52; Director, President and Chief Executive Officer of the Company since October 1, 1997. Group Vice President and Senior Surety Officer of all CNAF insurance subsidiaries, including Continental Casualty Company ("CCC") and its property and casualty affiliates and CIC, from August 1993 until September 30, 1997. Vice President, Contract Surety Division of CCC from January 1993 until August 1993; and Assistant Vice President, Contract Surety Division of CCC, from 1991 until January 1993. President and Director of Surety Association of America.

     PETER W. WILSON, age 42; Director of the Company and Chairman of its Board of Directors since August 14, 2001. Executive Vice President of Global Specialty Lines, which is comprised of CNA Pro and CNA HealthPro, CNA National and CNA Maritime for Chicago-based CCC since March 2001. Senior Vice President of CNA Financial Insurance from 1992 to March 2001. Member of the Board of Trustees and President of the Professional Liability Underwriting Society.

     MICHAEL A. DOUGHERTY, age 43; Senior Vice President Field Management and Marketing since September 2001, Senior Vice President and Chief Marketing Officer of the Company since November 1997. Senior Vice President Aon Risk Services of Illinois from April 1992 until November 1997. Midwest Regional Bond Manager, AIG from August 1988 to April 1992. Various management positions within the bond division of the St. Paul Companies from June 1980 to August 1988.

     JOHN S. HENEGHAN, age 39; Senior Vice President and Chief Financial Officer of the Company since September 30, 1997, and Treasurer of the Company since March 2, 1999. Vice President of Capsure from December 1995 and Controller of Capsure from June 1994 until September 30, 1997; and various positions, including Senior Audit Manager, with Deloitte & Touche LLP from 1984 until June 1994.

     DAVID F. PAUL, age 59; Senior Vice President, International and Strategic Underwriting, of the Company since December 2001, Senior Vice President International of the Company since April 1999. Marketing Officer for International Surety with Willis from 1993 to April 1999; with Seaboard Surety Company from 1978 to 1993, holding various positions including head of its Canadian subsidiary and head of contract surety; previously holding manager positions with SAFECO Insurance Company and with Crum and Forester.

     THOMAS A. POTTLE, age 42; Senior Vice President of the Company since March 2, 1999, and Chief Operations Officer of the Company since September 30, 1997. Vice President of the Company from September 30, 1997, until March 2, 1999, Secretary of the Company from September 30, 1997, to May 1998, and Assistant Secretary since May 1998. Assistant Vice President and Surety Controller of CCC from 1996 until September 30, 1997; Surety Controller of CCC from September 1994 until 1996; and various positions with CCC from 1986 until September 1994.

     ENID TANENHAUS, age 44; Vice President, General Counsel and Secretary of the Company since January 2, 2001. Senior Vice President, Secretary and General Counsel, Coregis Group, Inc. until December 2000. Vice President, Secretary and General Counsel CNA UniSource of America from December 1997 until June 1999 and various legal positions with CCC from 1988 until December 1997.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee, which consists of Messrs. Posner, Wilson, and Vonnahme. The Executive Committee held three meetings during 2001. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. Any action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company also has an Audit Committee, which consists of Messrs. Britt, Dunlop, Gray, and Posner (Chair). During 2001, the Audit Committee held five meetings. A Board adopted Charter governs the Audit Committee. As described in the Charter, the Audit Committee is authorized and has the power to review (a) the financial reports and other financial information provided by the Corporation to governmental entities and the public; the Corporation's systems of internal controls regarding finance, accounting, internal audit, legal compliance and ethics that the Corporation's management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally, (b) the procedures of the Corporation and its subsidiaries regarding the appointment and the review of the independent public auditors, and the scope of and fees for their audits, and (c) any and all related party agreements and arrangements between the Corporation and its affiliates and any disputes that may arise hereunder.

     The Company also has a Compensation Committee, which consists of Messrs. Balzer, Britt, Dunlop, and Ms. Tocklin (Chair). During 2001, the Compensation Committee held four meetings. The Compensation Committee reviews and administers all compensation matters for the five most highly compensated executive officers of the Company as well as its stock option plans.

     The Company also has an Investment Committee, which consists of Ms. Tocklin and Messrs. Britt(Chair), Gray, Posner, Vonnahme and Wilson. During 2001, the Investment Committee held four meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolios.

     During 2001, four meetings of the Board were held.

     In fiscal year 2001, each of the directors attended in excess of 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees on which he or she served.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and person who own more than ten percent of the Company's outstanding Commons Stock ("Reporting Persons"), file reports of ownership and changes in ownership of such securities with the SEC. Reporting Persons are required to deliver copies of all Section 16(a) forms to the Company simultaneously with filing with the SEC. Based solely upon review of the copies of the forms furnished to the Company, and written representations from certain Reporting Persons that no other reports were required. The Company believes that for 2001 all reports required by Section 16(a) of the Exchange Act have been timely filed.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company (or its predecessors) for the year ended December 31, 2001 by the chief executive officer and those persons who were, at December 31, 2001, the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                          OTHER ANNUAL                ALL OTHER
                                      SALARY     BONUS    COMPENSATION   OPTIONS   COMPENSATION(1)
 NAME AND PRINCIPAL POSITION   YEAR     ($)       ($)         ($)          (#)           ($)
-----------------------------  ----   -------   -------   ------------   -------   ---------------
Mark C. Vonnahme.............  2001   400,000   375,000          --       52,868        75,458
  President and Chief
     Executive                 2000   375,000   325,000          --       36,000        23,339
     Officer of the Company    1999   350,000.. 275,000          --       92,100        16,763
Stephen T. Pate(2)...........  2001   275,000   110,000     142,544       18,300        41,214
  Senior Vice President        2000   275,000   105,000          --       10,600        21,656
     of the Company            1999   262,500..  82,700          --       42,400        16,403
John S. Heneghan(3)..........  2001   200,000    65,000      53,110        9,400        30,751
  Senior Vice President and    2000   180,000    75,000          --        5,200        19,571
     Chief Financial Officer   1999   160,000    52,500          --       20,000        14,994
     of the Company
Enid Tanenhaus...............  2001   195,384   107,200          --       12,000        15,632
  Vice President of            2000        --        --          --           --            --
     the Company               1999        --        --          --           --            --
Michael A. Dougherty.........  2001   195,000    75,000          --       11,384        34,116
  Senior Vice President        2000   180,000    95,000          --        5,200        22,398
     of the Company            1999   169,000    75,600          --       21,150        11,721

---------------

(1) All Other Compensation is comprised as follows:

                                                   401(K) PLAN      DEFERRED         DEFERRED
                                    401(K) PLAN       PROFIT      COMPENSATION     COMPENSATION    FINANCIAL
                                     MATCHING        SHARING        MATCHING      PROFIT SHARING   PLANNING      LIFE
                                   CONTRIBUTIONS   CONTRIBUTION   CONTRIBUTIONS   CONTRIBUTIONS    SERVICES    INSURANCE
                                   -------------   ------------   -------------   --------------   ---------   ---------

Mark C. Vonnahme..........  2001      $7,650          $7,650         $35,342         $23,850        $   --      $  966
                            2000       7,650           9,600           5,192              --            --         897
                            1999       6,720           8,800              --              --            --       1,243

Stephen T. Pate...........  2001       7,650           7,650          14,803           9,450           500       1,161
                            2000       7,650           9,600           3,385              --           400         621
                            1999       6,720           8,800              --              --            --         883

John S. Heneghan..........  2001       7,650           7,650          11,464           3,825            --         162
                            2000       7,650           9,600           2,181              --            --         140
                            1999       6,836           7,954              --              --            --         204

Enid Tanenhaus............  2001       5,694              --           7,258              --         2,500         180
                            2000          --              --              --              --            --          --
                            1999          --              --              --              --            --          --

Michael A. Dougherty......  2001       7,650           7,650           9,917           4,725            --         174
                            2000       7,650           9,600           2,492              --         2,500         156
                            1999       6,720           4,812              --              --            --         189


                               OTHER
                             EXECUTIVE
                            PERQUISITES
                            -----------
Mark C. Vonnahme..........    $   --
                                  --
                                  --
Stephen T. Pate...........        --
                                  --
                                  --
John S. Heneghan..........        --
                                  --
                                  --
Enid Tanenhaus............        --
                                  --
                                  --
Michael A. Dougherty......     4,000
                                  --
                                  --

(2) Mr. Pate retired from the company on December 31, 2001. Other Annual Compensation for Mr. Pate includes $142,544 for compensation received on the exercise of stock options.

(3) Other Annual Compensation for Mr. Heneghan includes $53,110 for compensation received on the exercise of stock options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                            -----------------------------                                VALUE AT ASSUMED
                               NUMBER        % OF TOTAL                                ANNUAL RATES OF STOCK
                            OF SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                             UNDERLYING       EMPLOYEES     EXERCISE OR                   FOR OPTION TERM
                               OPTIONS      DURING FISCAL   BASE PRICE    EXPIRATION   ---------------------
           NAME              GRANTED(#)         YEAR          ($/SH)         DATE       5% ($)     10% ($)
           ----             -------------   -------------   -----------   ----------   --------   ----------
Mark C. Vonnahme..........     52,868           13.0%          14.27       11/13/11    474,718    1,202,771
John S. Heneghan..........      9,400            2.3%          14.08       11/13/11     83,280      211,052
Michael A. Dougherty......     11,384            2.8%          14.21       11/13/11    101,349      256,821
Enid Tanenhaus............     12,000            2.9%          14.19       11/13/11    107,326      271,538
Stephen T. Pate...........     18,300            4.5%          14.01       11/13/11    161,360      408,960

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                                                         VALUE OF UNEXERCISED
                           SHARES ACQUIRED                   NUMBER OR UNEXERCISED      IN-THE-MONEY OPTIONS AT
                             ON EXERCISE        VALUE        OPTIONS AT FY-END (#)             FY-END($)
          NAME                   (#)         REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ---------------   -----------   -------------------------   -------------------------
Mark C. Vonnahme.........           0                0          116,351/114,251             242,136/327,614
John S. Heneghan.........       5,000           53,110            34,400/20,100               49,900/59,458
Michael A. Dougherty.....           0                0            33,525/25,226               49,470/44,632
Enid Tanenhaus...........           0                0                 0/12,000                    0/15,668
Stephen T. Pate..........      15,000          142,544            64,050/40,450             105,344/122,688

                           COMPENSATION OF DIRECTORS

     Directors, except for employees of the Company or its affiliates, are compensated at the annual rate of $25,000, paid in quarterly installments, and receive $1,500 for each meeting of the Board and committees of the Board which they attend. The Company's Board of Directors and the Company's shareholders have previously approved the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan (the "Directors Stock Plan"). The Directors Stock Plan provides non-employee directors an opportunity to defer receipt of the annual retainer fees and have them deemed invested in stock units, thereby enhancing the long-term mutuality of interest between directors and shareholders.

                              EMPLOYMENT CONTRACTS

     The Company entered into employment agreements with Mr. Mark C. Vonnahme and with certain other executive officers. The agreement with Mr. Vonnahme ran from January 1, 2000 through December 31, 2001, with automatic one-year renewals unless the Company or Mr. Vonnahme provided the other party with thirty (30) day written notice of intent not to renew. Mr. Vonnahme's contract was renewed on substantially the same terms for the period January 1, 2002 through December 31, 2003. The Company had previously entered into an employment agreement with Mr. Vonnahme on October 3, 1997, which ran through December 31, 1999. The current agreement provides for a minimum annual base salary of $400,000. Mr. Vonnahme is also entitled to an annual incentive bonus (up to 150% of his base salary) contingent on achievement of performance criteria approved by the Compensation Committee, and participation in long-term incentive compensation programs for key executives adopted by the Compensation Committee of the Board equivalent to 100% of his base salary. In addition, Mr. Vonnahme is eligible to participate in the Company's stock option plan and to participate in Company benefit programs. The agreement provides for a severance benefit if his employment is terminated without cause by the Company, by Mr. Vonnahme for good reason, for non-renewal of the agreement at the end of the initial two year term, or within one year after of a change in control of the Company contingent upon Mr. Vonnahme's continuing compliance with the non-competition, non-solicitation and confidentiality provisions of the agreement. A change in control of the Company is deemed to occur because of any of the following events: (i) CCC and any affiliates no longer are able collectively to elect a majority of the Board, (ii) a sale of all or substantially all of the Company's assets, or (iii) a merger, consolidation or other business combination between the Company and an unaffiliated third party is consummated in which the Company is not the surviving corporation (collectively a "Change in Control"). The severance benefit is to consist of payment of two years of Mr. Vonnahme's then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which he is then vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by him at the date of termination. Additionally, if the termination occurs because of a Change in Control, any unvested stock options held by him shall immediately vest and the exercise period for such options shall extend for two years from the date of the termination. In the event of any type of termination, the agreement additionally requires the Company to pay Mr. Vonnahme an amount equal to any and all taxes payable by him pursuant to any or all of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and any similar federal, state, local, or other law relative to the termination compensation. As part of the agreement, Mr. Vonnahme agreed to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also entered into two-year employment agreements with Messrs. Heneghan, and Paul as executive officers, commencing January 1, 2000, and ending December 31, 2001. The agreements renew automatically for one additional one-year term unless the Company or the Executive provides the other thirty days written notice that the agreements will not be renewed. These contracts also were renewed on substantially the same terms for the period January 1, 2002 through December 31, 2002. These agreements provide for an annual base salary of, $200,000 for Mr. Heneghan, and $195,000 for Mr. Paul which amounts are subject to either the Compensation Committee's or the Board of Directors' annual review, and provide for additional compensation in the form of an annual incentive bonus contingent on achievement of performance criteria approved by the Compensation Committee, a long-term incentive compensation program which includes participation in the Company's stock option plan, and participation in Company benefit programs. The agreements also provide for a severance benefit if the officer's employment is terminated without cause by the Company, with cause by the officer for good reason, for non-renewal of the agreement at the end of the initial two-year term, or within one year after a Change in Control. The severance benefit is to consist of payment of two years of the officer's then annual base salary, continuation in all of the Company's health benefit plans for up to two years, receipt of amounts in which the officer is then vested or otherwise entitled to receive pursuant to any plan maintained by the Company, plus payment of certain bonuses and long term compensation awards held by the officer at the date of termination. Additionally, if the termination occurs because of a Change in Control, any unvested stock options held by the officer shall immediately vest and the exercise period for such options shall extend for two years from the date of the termination.

                             AUDIT COMMITTEE REPORT

     The Audit Committee serves as an independent and objective party to:

     - monitor the Company's financial reporting process and internal control system;

     - review and appraise the audit efforts of the Company's independent auditors and internal auditors;

     - facilitate communications between the party's involved in the audit process; and

     - review and appraise the fairness of related party transactions.

     The Audit Committee is composed of four non-employee directors. Each member of the Audit Committee is "independent" as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted and approved on March 7, 2000 and which was reevaluated and reaffirmed by the Board of Directors at its meeting on March 19, 2002. A copy of the Audit Committee's charter was attached to the Company's proxy statement dated July 14, 2000.

     The Board of Directors reasonably believes that each of the members of the Audit Committee are financially literate, and one or more of the members of the Committee has accounting or related financial management expertise. Nevertheless, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of the Company's financial statements in conformity with generally accepted accounting principles and statutory accounting principles, as appropriate. Likewise, the Company's independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and statutory accounting principals, as appropriate. Members of the Audit Committee rely without independent verification on the information provided and representations made to them by the Company's management, independent auditors and internal auditors. Accordingly, Audit Committee oversight does not provide an independent basis to determine that:

     - management has maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations; or

     - the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or applicable laws and regulations.

     The Audit Committee met five times in 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and Deloitte & Touche LLP ("Deloitte & Touche"), the Company's independent auditors. The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls and consolidated financial statements. The Audit Committee also met separately with management and internal auditors to discuss the performance of Deloitte & Touche.

     The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Deloitte & Touche provided the Audit Committee with written disclosures and communications required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussed with the Audit Committee its independence from the Company. When considering Deloitte & Touche's independence, the Audit Committee considered management's confirmations with respect to certain services performed for the Company by Deloitte & Touche, including non-auditing services. The Audit Committee also considered the amount of fees paid to Deloitte & Touche for audit and non-audit services.

     Based upon the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS
                                Philip H. Britt
                                 Edward Dunlop
                                  Melvin Gray
                          Roy E. Posner (Chairperson)

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

During the fiscal year ended December 31, 2001:

     None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

     None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000;

     None of the executive officers of the Company served as a director, generally, or was a member of the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity's executive officers served on the Company's Compensation Committee or otherwise served as a director on the Board;

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries, annual bonuses, and long term incentives that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business primarily focusing on surety, fidelity and other related products.

     Effective January 1, 2001, the Company entered into employment agreements with Mark C. Vonnahme, John S. Heneghan, and David F. Paul. These contracts were renewed for an additional two years effective January 1, 2002 on substantially the same terms.

     With respect to Mr. Vonnahme's compensation as reported for the year ended December 31, 2001, in addition to base compensation, he was paid an annual incentive bonus for performance for the year ended December 31, 2000, targeted at 100% percent of his 2000 base salary, granted stock options as part of the Company's Long Term Incentive Program which were capable of vesting in 2001. Mr. Vonnahme also was granted stock options as part of an initial stock option grant in 1997 made to officers. Compensation payable to other executive officers also includes a mix of base salary, incentive bonuses and stock option grants.

     To assess Mr. Vonnahme's entitlement to receive the annual incentive bonus for 2001 performance, the Committee set individual goals for him. These goals measured achievement of the plan for Net Operating Income on an enterprise-wide basis. Mr. Vonnahme achieved the goals established for 2000 and was paid an incentive bonus of $375,000 in 2001 equal to 100% of his base salary. Mr. Vonnahme did not achieve 100% of the goals for 2001 and based on the goals was paid $200,000 or 50% of his base salary in 2002. Annual incentive bonuses for other executive officers are also based, in part, on attainment of certain enterprise-wide financial goals (including the Company's GAAP combined ratio and amount of gross written premium), as well as, personal goals and shared goals related to that portion of the Company's business for which such executive officer is primarily responsible.

     The stock options granted Mr. Vonnahme capable of vesting in 2001 were as follows: In 2001 Mr. Vonnahme became vested in options granted as a part of the Company's Long Term Incentive Program based upon grants made in 1998 and 1999. On March 2, 1998, Mr. Vonnahme was granted 31,300 stock options (at $15.50 per share), representing an option value, at the time granted, equivalent to approximately fifty percent of his 1998 base salary compensation. Of these options, 15,650 were to vest in equal amounts over a three-year period commencing March 2, 1999 (the "time vested options"), and 15,650 vested in 1999 based on the achievement of the performance measure (the "performance vested options"). On March 2, 2001 Mr. Vonnahme became vested of 5,216 time-vested options for the 1998 grant. On March 2, 1999 Mr. Vonnahme was granted 35,000 stock options (at $11.0625 per share), representing an option value, at the time granted, equivalent to approximately fifty percent of his 1999 base salary compensation. Of these options, 17,500 were time-vested options, and 17,500 performance-vested options were to vest if the company met certain annual operating earnings per share results over the following three years. On March 2, 2001

Mr. Vonnahme became vested of 5,833 time-vested options from the March 1999 grant. Because the financial measures were not met, the remaining 11,688 performance based options were forfeited. Mr. Vonnahme was granted an additional 57,100 stock options (at $11.00 per share), on October 11, 1999 representing an option value equivalent to 100% of his base salary at the time granted. These options will vest in equal amounts over a four-year period commencing on October 11, 2000. On October 11, 2001 Mr. Vonnahme became vested of 14,275 stock options from this October 1999 grant. Finally, Mr. Vonnahme was granted an additional 36,000 stock options (at $11.50 per share) on November 14, 2000 representing an option value equivalent to 50% of his base salary at the time granted. These options, which vest in equal amounts over a four-year period commencing on November 14, 2001. On November 14, 2001 Mr. Vonnahme became vested of 9,000 stock options from this November 2000 grant.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS
                                 GIORGIO BALZER
                                PHILIP H. BRITT
                                 EDWARD DUNLOP
                               ADRIAN M. TOCKLIN

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the period from September 30, 1997 (date of inception) through December 31, 2001 with a broad equity market index, the S&P 500, and a published industry index, the S&P Property and Casualty Insurance Index, as required by the rules of the SEC.

[PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------
                              10/1/1997   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/01
------------------------------------------------------------------------------------------------------
 CNA Surety Corporation        100.00       102.92       105.00        86.67        95.00      103.33
------------------------------------------------------------------------------------------------------
 S&P 500 Index                 100.00       102.87       129.76       155.10       139.38      121.20
------------------------------------------------------------------------------------------------------
 Property-Casualty Insurance   100.00       108.05        98.88        72.33       110.34       99.80
------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth, as of March 21, 2002, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as well as each director of the Company, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group. Information in the table of security ownership of certain beneficial owners and the table of security ownership of management below is based upon reports filed with the SEC on or before March 10, 2002 pursuant to Section 13(d) and 16(a) under the Securities Exchange Act of 1934 and other written representations received by the Company with respect to the persons and entities named in those tables. Beneficial ownership is defined for this purpose, as the sole or shared power to vote, or to direct the disposition of the Common Stock. Unless otherwise noted the persons in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                           CERTAIN BENEFICIAL OWNERS

NAME AND ADDRESS OF                                             AMOUNT OF NATURE
BENEFICIAL OWNER                                           OF BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
-------------------                                        --------------------------   ----------------
Continental Casualty Company and Affiliates..............          27,425,147                64.0%
  CNA Plaza
  Chicago, IL 60685
Samuel R. Shapiro, Shapiro Capital Management Company,
  Inc.,..................................................           3,470,661(3)              8.1%
  3060 Peachtree Road, N.W.
  Atlanta, GA 30305(2)

---------------

(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Shapiro Capital Management Company, Inc. ("Shapiro Capital") is a Georgia corporation and an investment adviser under the Investment Advisers Act of 1940. One or more of Shapiro Capital's advisory clients is the legal owner of the Company's Common Stock. Pursuant to the investment advisory agreements with its clients, Shapiro Capital has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the Company's Common Stock. Mr. Shapiro is the president, a director, and majority shareholder of Shapiro Capital and may be deemed to be an indirect beneficial owner of the shares of the Company's Common Stock owned by Shapiro Capital, but he disclaims such ownership of these shares.

(3) As of February 12, 2002, includes 58,000 shares of the wife of Mr. Samuel R. Shapiro.

                                   MANAGEMENT

                                                                 SHARES UPON
        NAME OF              SHARES OF         DEFERRED          EXERCISE OF                     PERCENT OF
    BENEFICIAL OWNER      COMMON STOCK(3)   STOCK UNITS(1)   STOCK OPTIONS(2)(3)   TOTAL(2)(3)     CLASS
    ----------------      ---------------   --------------   -------------------   -----------   ----------
Giorgio Balzer..........           --               --                  --                --          *
Philip H. Britt.........        3,097            7,670                  --            10,767          *
Robert V. Deutsch(4)....           --               --                  --                --          *
Edward Dunlop...........           --            1,349                  --             1,349          *
Melvin Gray.............        1,000            7,670                  --             8,670          *
Roy E. Posner...........          250            1,412                  --             1,662          *
Adrian M. Tocklin.......        1,000               --                  --             1,000          *
Peter W. Wilson(5)......           --               --                  --                --          *
Mark C. Vonnahme........        8,500(6)            --             125,101           133,601          *
Michael A. Dougherty....          400               --              38,812            39,212          *
John S. Heneghan........        7,600               --              36,800            44,400          *
Stephen T. Pate.........           --               --              40,200            40,200          *
Enid Tanenhaus..........          200               --               1,450             1,650          *
All directors and
  executive officers as
  a group (20 persons)
  including the
  above-named persons...       26,627           18,101             414,938           459,666        1.1%

---------------

 * Less than 1%

(1) In January, 1998, the Company established the CNA Surety Corporation Non-Employee Directors' Deferred Compensation Plan. Under this plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount will be deemed vested in Common Stock Units equal to the deferred fees divided by the fair market value of the Company's Common Stock as of each quarterly meeting.

(2) Represents beneficial ownership of shares that may be acquired by the exercise of stock options, which are currently exercisable or exercisable within sixty days of the date of this table.

(3) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(4) Mr. Deutsch owns 110,000 shares of CNA Financial common stock and 2,000 shares of Loews Corporation common stock.

(5) Mr. Wilson owns 29,602 shares of CNA Financial common stock.

(6) Includes 1,000 shares owned jointly by Mr. Vonnahme and his wife with whom he shares voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective January 1, 2001, CNA Surety renewed an Administrative Services Agreement with CCC. The agreement allows the Company to purchase and/or have access to certain services provided by CNAF. The Company will also pay CNAF a management fee for its proportionate share of administrative and overhead costs incurred in supporting the services provided pursuant to this agreement. The management fee for the year 2002 is $1,630,125 which shall be paid by CNA Surety to CNAF in equal monthly installments of $135,844 by the last day of each month. The management fee shall be increased as of January 1, the "adjustment date", of each year this Administrative Services Agreement is in force by the greater of 5% or the amount of the increase in the Consumer Price Index for All Urban Consumers for the Chicago, Illinois area as reported by the Bureau of Labor Statistics for the 12 month period immediately preceding the adjustment date. This agreement shall be effective so long as CNAF or their affiliates or shareholders shall continue to own a majority interest in CNA Surety. This agreement may be terminated by either party upon the provision of 30 days prior notice of such termination to the other party.

     The Company was charged $5.7 million, $5.9 million and $5.5 million for the years ended December 31, 2001, 2000 and 1999, respectively, for rents and services provided under a previous Administrative Services Agreement. In addition, the Company was charged $2.1 million, $1.9 million and $3.0 million for direct costs incurred by CCC on the Company's behalf during 2001, 2000 and 1999, respectively. The Company paid CCC $7.8 million and owed $0.5 million which was reflected in other liabilities in the Company's consolidated balance sheet at December 31, 2001.

     CCC and the insurance subsidiaries of the Company have entered into various reinsurance agreements designed to protect against adverse loss experience related to the CCC Surety Operations reserves at the Merger Date through the year 2002. The reinsurance agreements together with the Services and Indemnity Agreement, that is described below, provided for the initial transfer of the CCC Surety Operations to CNA Surety's insurance subsidiaries. The reinsurance agreements entered into at the Merger Date are: (i) the Aggregate Stop Loss Reinsurance Contract (the "Stop Loss Contract"); (ii) the Surety Quota Share Treaty (the "Quota Share Treaty"); and (iii) the Surety Excess of Loss Reinsurance Contracts (the "Excess of Loss Contract").

     The Stop Loss Contract terminated on December 31, 2000 and was not renewed. The Stop Loss Contract protected the insurance subsidiaries from adverse loss experience on certain business underwritten after the Merger Date. The Stop Loss Contract between the insurance subsidiaries and CCC limited the insurance subsidiaries' prospective net loss ratios with respect to certain accounts and lines of insured business for three fiscal years following the Merger Date. In the event the insurance subsidiaries' accident year net loss ratio exceeds 24% in any of 1997 through 2000 on certain insured accounts (the "Loss Ratio Cap"), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which their actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the insurance subsidiaries paid to CCC an annual premium of $20,000. The CNA Surety insurance subsidiaries have paid CCC all required annual premiums. As of December 31, 2001, the Company had an unpaid loss recoverable balance of approximately $24.1 million under the Stop Loss Contract of which $16.6 million has been billed.

     Through the Quota Share Treaty, CCC and CIC transfer to Western Surety all surety business written or renewed by CCC and CIC after the Merger Date. CCC and CIC transfer the related liabilities of such business and pay to Western Surety an amount in cash equal to CCC's and CIC's net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 28% of net written premiums written on such business. CCC and CIC paid Western Surety, net of commissions and reinsured loss payments $77.2 million, $88.6 million and $103.8 million for the years ended December 31, 2001, 2000 and 1999. As of December 31, 2001 and 2000, CNA Surety had an insurance receivable balance from CCC and CIC of $87.9 million and $45.0 million, respectively. This balance is comprised of $29.9 million direct premium receivables from CCC and CIC with respect to the surety business ceded to Western Surety and $58.0 million of reinsurance recoverables under stop loss and excess of loss treaties written by CCC. CNA Surety had reinsurance payables to CCC and CIC of $6.2 million and $4.1 million as of December 31, 2001 and 2000, respectively, primarily related to reinsured losses.

     Under the terms of the Quota Share Treaty, CCC has guaranteed the loss and loss adjustment expenses transferred to Western Surety by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as re-estimated as of the end of such calendar quarter. There was not any adverse reserve development for the period from September 30, 1997 (date of inception) through December 31, 2001. The Quota Share Treaty has a term of five years from the Merger Date.

     In conjunction with the Quota Share Treaty, the Services and Indemnity Agreement provides the insurance subsidiaries with the authority to perform various administrative, management, underwriting and claim functions in order to conduct the business of the CCC Surety Operations and to be reimbursed by CCC for services rendered. In consideration for providing the foregoing services, CCC has agreed to pay the insurance subsidiaries a quarterly fee of $50,000. There was no amount due to the CNA Surety insurance subsidiaries as of December 31, 2001.

     The Excess of Loss Contract provides the insurance subsidiaries of CNA Surety with the capacity to underwrite large surety bond exposures by providing reinsurance support from CCC. The Excess of Loss Contract provides $75 million of coverage in excess of the $55 million of coverage provided to the insurance subsidiaries by third party reinsurers, which is in turn in excess of the $5 million of coverage per principal to be retained by the CNA Surety insurance subsidiaries. Subsequent to the Merger Date, the Company entered into a second excess of loss contract with CCC ("Second Excess of Loss Contract"). The Second Excess of Loss Contract provides additional coverage for principal losses that exceed the foregoing coverage of $75 million per principal provided by the Excess of Loss Contract, or aggregate losses per principal in excess of $135 million. The two Excess of Loss Contracts collectively provide coverage for losses discovered on surety bonds in force as of the Merger Date and for losses discovered on new and renewal business written during the term of the Excess of Loss Contracts. CCC is also obligated to act as a joint insurer, or "co-surety," for business covered by the Excess of Loss Contract when requested by the CNA Surety insurance subsidiaries. In consideration for the reinsurance coverage provided by the Excess of Loss Contracts, the insurance subsidiaries pay to CCC, on a quarterly basis, a premium equal to 1% of the net written premiums applicable to the Excess of Loss Contract, subject to a minimum premium of $20,000 and $5,000 per quarter under the Excess of Loss Contract and Second Excess of Loss Contract, respectively. There were no amounts due to CCC under the Excess of Loss Contract and Second Excess of Loss Contract as of December 31, 2001. As of December 31, 2001, the company had recorded approximately $17.9 million of reinsurance recoverable under the First Excess of Loss Contract. Both Excess of Loss Contracts commenced immediately following the Merger Date and continue for a period of five years from the Merger Date until September 30, 2002. CCC has advised the Company that it is unlikely that CCC will renew the Excess of Loss Contract and Second Excess of Loss Contract on the same terms and conditions. The Company will request CCC and other interested reinsurance providers to submit proposals indicating the commercial terms and conditions under which they would provide replacement excess of loss protection. The Company anticipates that sufficient high layer excess of loss protection will be made available to support its large account business, but the cost and structure of this support may change.

     Western Surety has entered into three series of business transactions with entities in which either or both CCC or affiliates of CCC have an interest. One series involves four separate refundment guarantees for the benefit of wholly owned subsidiaries of Hellespont Shipping Corporation ("Hellespont"). Hellespont is 49 percent owned by Majestic Shipping Corporation which is a wholly owned subsidiary of Loews Corporation ("Loews"). Loews owns approximately 89 percent of the outstanding stock of CNA Financial Corporation ("CNAF"), CNAF owns approximately 64 percent of CNA Surety, and CCC is a principal operating subsidiary of CNAF. As one of several sureties participating in the surety program for Samsung Heavy Industries Co., Ltd., Seoul, Korea ("Samsung"), CCC has provided refundment guarantees for repayment of advance payments made by Hellespont or its subsidiaries on four ship building contracts between Samsung and Hellespont's subsidiaries should Samsung not perform the contracts. Loews is also a subordinated beneficiary of the guarantees. These refundment guarantees were transferred to Western Surety through the Quota Share Treaty and are covered by the Excess of Loss Contracts provided by CCC. Each guarantee is in the amount of $55.4 million, plus interest, and will terminate on acceptance of the ships by their buyers. One ship was delivered and accepted as anticipated in 2001. These remaining acceptances are currently anticipated to be made upon delivery of the ships now scheduled for March 2002, May 2002, and September 2002, respectively. In 2001 all four contracts were novated to an unrelated third party, the National Shipping Company of Saudi Arabia. Premiums written on the first two guarantees totaled $1.3 million in 1999 and on the second two guarantees totaled $1.1 million in 2000 to Western Surety, of which 28 percent was paid to CCC as a ceding commission.

     The second series involves five separate real estate residual value insurance policies issued by R.V.I. America Insurance Company ("RVI -- America") reinsured by Western Surety through the Quota Share Treaty. RVI America is a wholly owned subsidiary of R.V.I. America Corporation which is a wholly owned subsidiary of R.V.I. Guaranty Company Ltd. of Bermuda ("RVI -- Bermuda").
RVI -- Bermuda is 50 percent owned by CCC. The transactions involve policies with limits totaling approximately $11.5 million. CCC is reinsuring the full extent of RVI -- America's exposure on the policies. Pursuant to the Quota Share Treaty, Western Surety is, in turn, reinsuring all of CCC's exposures on the policies. Western Surety is reinsuring all of its exposure on the policies with RVI-Bermuda, a non-admitted reinsurer. The policy limits range from approximately $1.7 million to $3.0 million, with an average policy limit of approximately $2.3 million and total limits of all policies of $11.5 million. Net premium amounts to be retained in 2000 relative to these reinsurance transactions total $519,278 as follows: RVI -- America, $51,928; CCC, $130,858; Western Surety, $67,298; and RVI -- Bermuda, $269,194.

     Finally, Western Surety is participating in various transactions involving the issuance of bonds for certain subsidiaries of CNA UniSource of America, Inc. (collectively referred to as "CNA UniSource"). CNAF owns 100% of CNA UniSource. Western Surety, with the approval of the Board of Directors and the Audit Committee, wrote insurance program bonds guaranteeing CNA UniSource payment obligations under the April 1, 2000, Paid Loss Retro and WC Deductible Finance Agreement with CCC insurance affiliates, American Casualty Company of Reading, PA and Transportation Insurance Company. These CCC affiliates are providing certain general liability and worker's compensation insurance to CNA UniSource. In addition, CCC has issued eight professional license, mortgage broker, employer leasing, nonresident license and financial guarantee bonds for CNA UniSource to various state government obligees. Western Surety reinsures these bonds through the Quota Share Treaty. The combined penal amount of the bonds is $15.8 million. CNAF has entered into an agreement with Western Surety indemnifying Western Surety from any loss arising from the issuance of bonds for CNA UniSource.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2002 fiscal year. Deloitte & Touche LLP has audited the Company's financial statements as of and for the years ended December 31, 1998, 1999, 2000 and 2001. A representative of Deloitte & Touche LLP will be present at the meeting and be available to respond to appropriate questions. A description of the fees paid to Deloitte & Touche LLP in fiscal 2001 is attached as Exhibit A hereto.

     At the Annual Meeting, if a quorum is present, the vote of holders of a majority of the Company's Common Stock having the power to vote held by shareholders present in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company's independent auditors. It is the present intention of the Company's Proxy Agents to vote at the Annual Meeting the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated, for the ratification the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                SHAREHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

     Under the rules of the SEC, the Company is required to disclose the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting, calculated in the manner provided by the rule of the SEC and the date after which notice of a proposal submitted outside the processes of the rule of the SEC is considered untimely. Under the calculation provided by the rule of the SEC, a proposal submitted by a shareholder for the 2003 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, CNA Plaza, Chicago, Illinois 60685, by November 26, 2002, in order to be eligible to be included in the Company's proxy statement for that meeting. Under the Company's By-Laws, to be timely, a shareholder's notice of a shareholder proposal submitted outside the process for inclusion in the proxy statement must be delivered to, or mailed and received at, the principal executive offices of the Company, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board, and the ratification of the Company's independent auditors. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          ENID TANENHAUS
                                          Secretary

                                                                       EXHIBIT A

PROXY STATEMENT DISCLOSURE RELATED TO AUDITOR FEES.

AUDIT FEES.

The aggregate fees billed by Deloitte Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year ended 2001 were $322,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.

Deloitte & Touche was not engaged to perform any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended 2001.

ALL OTHER FEES.

Deloitte & Touche was not engaged to perform any professional services relating to any additional services for the Company for the year ended 2001.

Deloitte Touche has recently announced its intent to separate Deloitte Consulting from the firm.

The Company's Audit Committee has considered whether the provision of any non-audit service (no such services were provided in 2001) is compatible with maintaining the principal accountant's independence.

        -------------------------------------------------------------

                              THIS IS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

        REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU CAN BE SURE YOUR SHARES ARE
        REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR PROXY (ATTACHED BELOW) IN THE ENCLOSED ENVELOPE. THANK YOU FOR
        YOUR ATTENTION TO THIS IMPORTANT MATTER.

        -------------------------------------------------------------





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

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED
WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL PROPOSALS.
1. Election of Directors.                                                                                   FOR   AGAINST  ABSTAIN
                                                                      2. To ratify the Board of Directors'  [  ]    [  ]    [  ]
   NOMINEES: (01) Giorgio Balzer, (02) Philip H. Britt, (03) Robert      appointment of the Company's
   V. Deutsch (04) Edward Dunlop, (05) Melvin Gray, (06) Roy E.          independent auditors, Deloitte &
   Posner, (07) Adrian M. Tocklin, (08) Mark C. Vonnahme,                Touche LLP for fiscal year 2002.
   (09) Peter W. Wilson.

                  [ ]  FOR   [ ] WITHHELD
                       ALL       FROM ALL
                     NOMINEES    NOMINEES
                                                                      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

[ ]
   --------------------------------------
   For all nominees except as noted above
                                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

                                                                      IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY
                                                                      MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID
                                                                      ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES
                                                                      ARE REPRESENTED AT THE MEETING. IF YOU ATTEND
                                                                      THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO
                                                                      DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                                      Please sign exactly as name appears hereon. Executors,
                                                                      Administrators, Trustees, etc. should so indicate when
                                                                      signing. Joint owners should each sign.

Signature: _________________________ Date: _____________ Signature: _____________________________ Date: _________________


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                                     PROXY

                             CNA SURETY CORPORATION

                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 21, 2002

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 13 South, 333 S. Wabash, Chicago, IL 60685 on Tuesday, May 21, 2002, at 9:00 a.m. CDT.

   The Board of Directors has fixed the close of business on March 25, 2002, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.

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 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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